UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM 8-K CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.
Date of Report: August 16, 2007 (Date of earliest event reported)
Corcept Therapeutics Incorporated (Exact name of registrant as specified in its charter)

DE (State or other jurisdiction of incorporation)	000-50679 (Commission File Number)	77-0487658 (IRS Employer Identification Number)

149 Commonwealth Drive, Menlo Park, CA (Address of principal executive offices)		94025 (Zip Code)
650-327-3270 (Registrant's telephone number, including area code)

Not Applicable (Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On August 16, 2007, Corcept Therapeutics Incorporated (the "Company") entered into a Common Stock Purchase Agreement (the "Agreement") with the purchasers named therein (the "Purchasers"), a copy of which is filed as Exhibit 10.1 hereto. Pursuant to the Agreement, the Company agreed to sell an aggregate of 4,790,473 shares of common stock, par value $0.001, to the Purchasers at a price of $2.10 per share, for aggregate proceeds of approximately $10,060,000 (the "Offering"). The Company completed the initial closing of the Offering on August 17, 2007, selling 3,599,997 shares of common stock, par value $0.001, at the purchase price of $2.10 per share. Paperboy Ventures LLC, who is currently the largest shareholder of the Company, agreed to purchase an additional 1,190,476 shares of common stock, par value $0.001, at the purchase price of $2.10 per share, subject to receipt of stockholder approval in compliance with Nasdaq rules, which the Company intends to seek at a special meeting of stockholders it intends to call as promptly as reasonably practicable. The Purchasers in the initial closing included Paperboy Ventures, LLC, Sutter Hill Ventures and Alta Partners, LLP, all venture capital firms that are currently significant shareholders of the Company. The Purchasers also included G. Leonard Baker, Jr., Joseph C. Cook, Jr., David L. Mahoney and James N. Wilson, who are members of the Company's board of directors, and other qualified investors. Allen Andersson, a member of the Company's board of directors, is the chairman of Paperboy Ventures. Mr. Baker is a partner and managing director of Sutter Hill Ventures. Alix Marduel, M.D., a member of the Company's board of directors, is a managing director of Alta Partners.

The financing is exempt from registration pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(2) the Securities Act of 1933, as amended, and Regulation D under the Securities Act of 1933, as amended.

The securities sold and issued in connection with the Agreement have not been registered under the Securities Act of 1933, as amended, or any state securities laws and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission or an applicable exemption from the registration requirements. As part of the transaction, the Company has agreed to file a registration statement with the Securities and Exchange Commission for purposes of registering the the resale of all of the shares of common stock issued in the private placement within two business days following the filing of its Form 10-K for its fiscal year ending December 31, 2007.

The foregoing description of the transaction is only a summary and is qualified in its entirety by reference to the Agreement, a copy of which is filed as Exhibit 10.1 hereto, and which is hereby incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities

The information called for by this item is contained in Item 1.01, which is incorporated herein by reference

Item 8.01. Other Events

On August 20, 2007, the Company issued the press release attached hereto as Exhibit 99.1 regarding the transaction described in this report.

Item 9.01. Financial Statements and Exhibits

(a) Financial statements:
            None
(b) Pro forma financial information:
            None
(c) Shell company transactions:
            None
(d) Exhibits
10.1       Common Stock Purchase Agreement, dated as of August 16, 2007
            99.1       Press Release of Corcept Therapeutics Incorporated dated August 20, 2007

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 21, 2007	CORCEPT THERAPEUTICS INCORPORATED By: /s/ Anne LeDoux Anne LeDoux Vice President & Controller

Exhibit Index
Exhibit No.	Description
10.1	Common Stock Purchase Agreement, dated as of August 16, 2007
99.1	Press Release of Corcept Therapeutics Incorporated dated August 20, 2007